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                                  EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of this __ day of June, 2003, by and between P-Com, Inc., a Delaware corporation ("Purchaser") and SPEEDCOM Wireless Corporation, a Delaware corporation ("Seller").

                                    RECITALS

     WHEREAS, the Boards of Directors of Purchaser and Seller believe it is in the best interests of each company that Purchaser acquire certain listed assets and assume certain listed liabilities of Seller.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

     SECTION 1. 1 DESCRIPTION OF ASSETS TO BE ACQUIRED.

     On the terms and subject to the conditions set forth in this Agreement, at the Closing Time (as defined in Section 7.1), Seller will convey, sell, transfer, assign, and deliver to Purchaser and Purchaser shall purchase and acquire from Seller, all right, title, and interest in and to the assets, properties, and rights of Seller specifically referred to in this Section 1.1 (collectively, the "Assets") free and clear of all liens, pledges, charges, claims, actions, suits, proceedings, security interests or other encumbrances of any sort ("Liens"), other than as set forth on Schedule 1.1. The Assets consist of the following:

     (a) All of Seller's interests in the machinery, equipment, instruments, computer hardware and software, tooling, furniture, fixtures, motor vehicles, supplies, repair and maintenance parts, demonstration units and other fixed assets, together with manufacturer or vendor warranties associated therewith, listed on Schedule 1.1 (a);

     (b) All of Seller's inventories of raw materials (together with any manufacturer or vendor warranties associated therewith), work-in-process, finished goods and supplies, including scrapwork and rework, listed on Schedule
1.1 (b);

     (c) All of Seller's claims and rights under all agreements, contracts, licenses, leases, franchises, instruments, documents, purchase and sale orders and other executory commitments, all cash, cash equivalents and bank accounts owned by Seller at the Closing Date and all of Seller's permits, consents and certificates of any regulatory, administrative or other governmental agency or body, listed on Schedule 1.1 (c) hereto;

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     (d) All of Seller's interests in the leasehold[s] listed on Schedule
1.1(d), and all related rights, easements and uses which benefit or burden any such property;

     (e) All of Seller's right, title and interest to trademarks, trademark rights, service marks, service mark rights, copyrights, trade names, trade name rights, fictitious business names, nondisclosure agreements, confidentiality agreements, assignment of inventions agreements, proprietary information and inventions agreements, works of authorship, inventions, software, source code, industrial models, industrial designs, utility models and certificates of invention, designs emblems and logos, trade secrets, know-how, manufacturing formulae, technical information, patents, patent applications, mask work registrations, inventions, franchises, franchise rights, customer and supplier lists listed on Schedule 1.1(e), together with the goodwill associated therewith and all other proprietary rights, information and processes;

     (f) All accounts and notes receivable of Seller, all of which are listed on
Schedule 1.1(f);

     (g) Duplicates of all of Seller's original books of account, general ledgers, sales invoices, purchase orders, accounts payable and payroll records, tax returns and supporting schedules, drawings, files, papers and all other records relating to Seller's business;

     (h) All rights under express or implied warranties from suppliers of Seller's business only to the extent such warranties relate to the business;

     (i) All of the causes of action, judgments, and claims or demands of whatever kind or description arising out of the activities of Seller's business, but only to the extent such causes of action, judgments and claims or documents relate to the business; and

     (j) All goodwill of Seller's business.

     SECTION 1.2 DESCRIPTION OF ASSETS TO BE RETAINED. Notwithstanding any provision to the contrary in this Agreement, the rights, properties and assets (collectively, the "Excluded Assets") as set forth on Schedule 1.2 will not be included in the Assets.

     SECTION 1.3 NON-ASSIGNMENT OF CERTAIN ASSETS. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment or subcontracting hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the same shall be nonassignable or unable to be subcontracted), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or subcontract or an agreement to assign or subcontract if such assignment or subcontract or attempted assignment or subcontract would constitute a breach thereof or result in the loss of diminution thereof; provided however, in each such case, that Seller shall use its commercially reasonable efforts to obtain the consent of such other party to an assignment to Purchaser. If such consent is not obtained by the

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Closing, Seller shall cooperate with Purchaser in any arrangement designed for
Purchaser to perform Seller's obligation with respect to such Asset after the Closing and for Purchaser to receive the benefits under any Asset after the Closing, which arrangements may include enforcement, for the account and benefit of Purchaser, of any and all rights of Seller against any other person arising out of the breach or cancellation by such other person or otherwise, all of such actions of Seller to be at the direction and expense of Purchaser.

                                   ARTICLE II

                              LIABILITIES OF SELLER

     SECTION 2.1 ASSUMED LIABILITIES. Purchaser hereby agrees to assume, satisfy or perform only those liabilities and obligations of Seller specifically identified on Schedule 2.1 attached hereto (collectively, the "Assumed Liabilities").

     SECTION 2.2 LIABILITIES NOT ASSUMED. Other than the Assumed Liabilities, Purchaser shall not assume, nor shall Purchaser or any affiliate, or any officer, director, employee, stockholder or agent of Purchaser, be deemed to have assumed or guaranteed, any liabilities, obligations, litigation, disputes, debts, payables, counterclaims, rights of set-off or return, or commitments or claims, whether such liabilities are contingent or otherwise, or direct or indirect, of Seller in existence on or prior to or after the Closing Time or based on any events, facts or circumstances in existence prior to the Closing Time (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include any liabilities or claims arising from or related to the termination of employees of Seller on or before the Closing Date, or liabilities or claims arising from or related to Employee Plans as defined in Section 5.16.

     SECTION 2.3 RISK OF LOSS. In the event any of the Assets are unavailable for delivery to Purchaser on the Closing Date as a result of risks for which such Assets were insured by Seller, Purchaser may at its option elect (i) to require Seller to deliver to Purchaser assignments of Seller's rights under its insurance policies, if any, applicable to such Assets and to close on that basis, or (ii) to not close due to the failure of a condition to Closing if the rights described in (i) above are not fully assignable and the amount of the loss reasonably can be expected to be in excess of five hundred thousand dollars ($500,000). Seller hereby agrees to use its reasonable best efforts to make such assignment of rights if Purchaser so elects.

                                   ARTICLE III

                                 PURCHASE PRICE

     SECTION 3.1 CONSIDERATION. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Assets and in full

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payment therefore, Purchaser will pay, or cause to be paid, to Seller the
Purchase Price set forth in Section 3.2.

     SECTION 3.2 PAYMENT OF PURCHASE PRICE. The purchase price ("Purchase Price") to be paid or payable by Purchaser to Seller shall consist of Sixty Seven Million, Five Hundred Thousand (67,500,000) shares of Purchaser's common stock, par value $.001 per share (the "Common Stock"). The shares of Common Stock issuable in payment of the Purchase Price are herein sometimes referred to as the "Securities." The Purchase Price shall be subject to adjustment under the circumstances and in the manner set forth in Schedule 3.2 attached hereto.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller, subject to such exceptions as are specifically disclosed in the disclosure schedules supplied by Seller to Purchaser (collectively the "Seller Disclosure Schedules"), as referenced within the applicable Sections and dated as of the date hereof, which disclosures shall be deemed to be representations and warranties hereunder, as follows:

     SECTION 4.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 4.2 AUTHORIZATION. Subject to Purchaser obtaining stockholder approval to increase the number of authorized shares of Common Stock necessary to consummate the transaction, Purchaser has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement, and subject to Purchaser obtaining stockholder approval to increase the number of authorized shares of Common Stock necessary to consummate the transaction, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its respective terms:

     (i) except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights and remedies generally; and

     (ii) except as the indemnification provisions contained in this Agreement may be limited by principles of public policy.

     SECTION 4.3 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) included in the Purchaser SEC Reports (as defined in Section 4.4) (the "Purchaser Financial Statements") was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved and each fairly

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presented the consolidated financial position of Purchaser as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. Purchaser's revenue recognition policies with respect to the Purchaser Financial Statements have been made in accordance with GAAP. Purchaser maintains a standard system of accounting in accordance with GAAP. All of Purchaser's general ledgers, books and records are located at Purchaser's principal place of business. Purchaser's financial reserves are adequate to cover claims incurred.

     SECTION 4.4 SEC FILINGS. Purchaser has filed all forms, reports and documents required to be filed with the SEC since January 1, 2000 and has made available to Seller, in the form filed with the SEC, (i) its annual report on Form 10-K for the fiscal years ended December 31, 2000, 2001 and 2002, (ii) its quarterly report on Form 10-Q for the period ended March 31, 2003, (iii) all proxy statements relating to Purchaser's meetings of stockholders (whether annual or special) held since January 1, 2000, (iv) all other reports or registration statements filed by Purchaser with the SEC since January 1, 2000, and (v) all amendments and supplements to all such reports, proxy statements and registration statements filed by Purchaser with the SEC. All such required forms, reports and documents (including those enumerated in clauses (i) through (v) of the preceding sentence) are referred to herein as the "Purchaser SEC Reports." As of their respective dates, the Purchaser SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Purchaser's subsidiaries is required to file any forms, reports or other documents with the SEC.

     SECTION 4.5 CAPITALIZATION. The authorized capital stock of Purchaser consists, or will consist immediately prior to the Closing, of:

     (a) Preferred Stock. Two million (2,000,000) shares of Preferred Stock, $.0001 par value, of which 500,000 shares are designated Series A Junior Participating Preferred Stock, and none of which are issued or outstanding. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in Purchaser's Amended and Restated Certificate of Incorporation. The parties agree and acknowledge that Purchaser may issue shares of Series A Preferred Stock in connection with a Qualified Financing, as such term is defined in Section 8.1(g) below.

     (b) Common Stock. Sixty-nine million (69,000,000) shares of Common Stock, of which 41,037,644 shares were issued and outstanding as of June 3, 2003. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued (including, without limitation, issued in compliance with applicable federal and

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state securities laws), are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed thereon by the holders thereof.

     (c) Other Securities. As of June 3, 2003, Purchaser had reserved 5,786,892 shares of Common Stock for issuance pursuant to Purchaser's 1995 Stock Option/Stock Issuance Plan (the "Stock Option Plan"), under which options were outstanding for 2,415,374 shares, and 10,216,701 shares of Common Stock for issuance upon exercise of outstanding warrants. As of June 6, 2003, Purchaser had outstanding $20,090,000 principal amount of 7% Convertible Subordinated Notes ("Convertible Notes"), convertible into 12,853,175 shares of Common Stock. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Since June 1, 2003, there have been no amendments of any Purchaser stock options, warrants or Convertible Notes and no changes in the capital structure of Purchaser other than issuances of Common Stock upon the exercise of options granted under the Stock Option Plan.

     SECTION 4.6 VALID ISSUANCE.

     (a) The Securities, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any preemptive rights, security interests, claims, liens or other encumbrances.

     (b) The issuance of the Securities are (assuming no change in applicable law) issued in full compliance with applicable state and federal securities laws.

     SECTION 4.7 NO CONFLICT OR DEFAULT. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof and thereof, including the consummation of the transactions contemplated hereby and thereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of Purchaser's Certificate of Incorporation or Bylaws (or similar constituent documents), or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Purchaser is a party or by which Purchaser's assets are bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

     SECTION 4.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Schedule 4.8, or as otherwise disclosed in the Purchaser SEC Reports, since March 31, 2003, there has not been:

     (a) Any material adverse change in the financial condition, results of operation, assets, liabilities, business or prospects of Purchaser or any occurrence, circumstance or combination thereof which reasonably could be expected to result in any such material adverse change;

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     (b) Any material transaction relating to or involving Purchaser (other than the transactions contemplated herein) which was entered into or carried out by Purchaser other than in the ordinary and usual course of business;

     (c) Any adverse relationships or conditions with vendors or customers that may have a material adverse effect on Purchaser; and

     (d) Any other event or condition of any character that has resulted in a material adverse effect, or may reasonably be expected to have a material adverse effect, upon Purchaser.

     SECTION 4.9 COMPLIANCE WITH LAWS. Except as otherwise set forth in Schedule 4.9, or as otherwise disclosed in the Purchaser SEC Reports, Purchaser has complied and is in compliance with all applicable foreign, federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions where the failure to comply could have a material adverse effect on Purchaser. There is no order issued, investigation, or proceeding pending or notice served on Purchaser or, to Purchaser's knowledge, threatened, with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal, state, local, or foreign court or governmental agency or instrumentality.

     SECTION 4.10 CONSENTS. The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other third party, including licensors and lenders, except for
(i) the approval by Purchaser's shareholders of an increase in the authorized Common Stock of Purchaser; (ii) compliance with the applicable requirements, if any, of the bulk sales laws; and (iii) consent of Silicon Valley Bank.

     SECTION 4.11 BROKER'S AND FINDER'S FEES/CONTRACTUAL LIMITATIONS. Except as set forth in Schedule 4.11, no agent, broker, investment banker, person or firm acting on behalf of or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with any transactions contemplated hereby. Neither Purchaser nor any of its officers, directors, employees, agents or representatives (collectively "Representatives") are or have been subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts Purchaser or its Representatives from negotiating, entering into and consummating this Agreement and the transactions contemplated hereby and thereby.

     SECTION 4.12 DISCLOSURE OF INFORMATION. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and thereby contract to purchase the Assets. Purchaser further represents that it has had an opportunity to ask questions and receive

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answers from Seller regarding the terms and conditions of the offering of the
Assets and the business, properties, prospects and financial condition of Seller.

     SECTION 4.13 COMPLETE DISCLOSURE. No representation or warranty made by Purchaser in this Agreement, nor any financial statements prepared and furnished or to be prepared and furnished by Purchaser or its representatives to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser, subject to such exceptions as are specifically disclosed in the disclosure schedules supplied by Seller to Purchaser (collectively the "Seller Disclosure Schedules"), as referenced within the applicable Sections and dated as of the date hereof, which disclosures shall be deemed to be representations and warranties hereunder, as follows:

     SECTION 5.1 ORGANIZATION; GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted. Seller is qualified as a foreign corporation and is in good standing in such other jurisdictions in which the failure to be so qualified would have a material adverse effect on the Assets taken as a whole (or Purchaser's interest in or use of any material portion thereof following the Closing) (a "Material Adverse Effect"). Except as set forth in Schedule 5.1, Seller does not own, directly or indirectly, any equity or other ownership interest in or control any corporation, partnership, joint venture or other entity. Seller has property, employees or operations relating to the Assets only in the jurisdictions set forth on Schedule 5.1(a).

     SECTION 5.2 AUTHORIZATION. Subject to Seller obtaining the requisite shareholder approval, Seller has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution and delivery of the general conveyances, bills of sale, assignments and other documents and instruments evidencing the conveyance of the Assets or delivered in accordance with Section 7.2 hereunder (the "Closing Documents"). Subject to Seller obtaining the requisite shareholder approval, Seller has taken all necessary and appropriate corporate action with respect to the execution and delivery of any Closing Documents, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. Subject to Seller obtaining the requisite shareholder approval, this Agreement constitutes valid and binding obligation of Seller,

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enforceable against Seller in accordance with its terms: (i) except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally, (ii) except as may be required by bulk sales provisions of the applicable state laws and (iii) except as the indemnification provisions contained in this Agreement may be limited by principles of public policy. The execution and delivery of this Agreement by Seller does not, and, as of the Closing, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of Seller or (ii) any material mortgage, indenture, lease, contract or other agreement or material instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or by which its properties or assets are bound, except where such Conflict would not have a Material Adverse Effect.

     SECTION 5.3 FINANCIAL STATEMENTS. Each of the financial statements (including, in each case, any related notes thereto) included in the Seller SEC Reports (as defined in Section 5.4) delivered by Seller to Purchaser (the "Seller Financial Statements") was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and each fairly presented the financial position of Seller as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. Seller's revenue recognition policies with respect to the Seller Financial Statements have been made in accordance with GAAP. Seller maintains a standard system of accounting in accordance with GAAP. All of Seller's general ledgers, books and records are located at Seller's principal place of business. Seller's financial reserves are adequate to cover claims incurred.

     SECTION 5.4 SEC FILINGS. Seller has filed all forms, reports and documents required to be filed with the SEC since January 1, 2000 and has made available to Purchaser, in the form filed with the SEC, (i) its annual report on Form 10-K for the fiscal years ended December 31, 2000, 2001 and 2002, (ii) its quarterly report on Form 10-Q for the period ended March 31, 2003, (iii) all proxy statements relating to Seller's meetings of stockholders (whether annual or special) held since January 1, 2000, (iv) all other reports or registration statements filed by Seller with the SEC since January 1, 2000, and (v) all amendments and supplements to all such reports, proxy statements and registration statements filed by Seller with the SEC. All such required forms, reports and documents (including those enumerated in clauses (i) through (v) of the preceding sentence and Seller's March 31, 2003 Form 10-Q) are referred to herein as the "Seller SEC Reports." As of their respective dates, Seller SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any

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untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Seller's subsidiaries is required to file any forms, reports or other documents with the SEC.

     SECTION 5.5 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Schedule 5.5, or as otherwise disclosed in Seller SEC Reports, since March 31, 2003, there has not been:

     (a) Any material adverse change in the financial condition, results of operation, assets, liabilities, business, or prospects of Seller or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

     (b) Any material transaction relating to or involving Seller (other than the transactions contemplated herein) which was entered into or carried out by Seller other than in the ordinary and usual course of business;

     (c) Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any material contract, agreement, license, or other instrument to which Seller is a party and relating to or affecting the Assets, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business and consistent with prior practice;

     (d) Any adverse relationships or conditions with vendors or customers that may have a Material Adverse Effect;

     (e) Any other event or condition of any character that has resulted in a Material Adverse Effect, or may reasonably be expected to have a Material Adverse Effect;

     (f) Any labor disputes or disturbances materially affecting Seller in an adverse manner, including, without limitation, the filing of any petition or charge of unfair labor practices with the National Labor Relations Board; or

     (g) Any purchase or lease of, or any agreements to purchase or lease, capital assets for Seller in excess of $10,000 individually, or in excess of $50,000 in the aggregate.

     SECTION 5.6 UNDISCLOSED LIABILITIES. There are no debts, liabilities or obligations, other than the Excluded Liabilities with respect to which the Assets are subject, liquidated, unliquidated, accrued, absolute, contingent, or otherwise, that are not specifically identified in the Financial Statements. Seller has not guaranteed the repayment of any obligations of any third party, including affiliates and affiliated entities or persons.

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     SECTION 5.7 PROPERTIES. Seller has good, valid and marketable title to all assets, tangible and intangible, purported to be owned by Seller, including the Assets, reflected on the Financial Statements. All such assets purported to be owned by Seller are free and clear of all mortgages, liens, charges, security interests or other encumbrances of any nature whatsoever except as reflected in the Financial Statements and except for liens for current taxes not delinquent, liens imposed by operation of law and liens incurred in the ordinary course of business. All Assets, including machinery and equipment, owned, leased or otherwise used by Seller are in good operating condition and repair, reasonable wear and tear excepted, and are suitable and adequate for use in the ordinary course of business and conform in all material respects to all applicable laws. All leases relating to Seller's business are binding, valid and enforceable in accordance with their terms. After the Closing Time, Purchaser will be entitled to the continued use and possession of the property leased by Seller, for the terms specified in such leases and for the purposes for which such property is used. There is no pending or, to Seller's knowledge threatened, condemnation or similar proceeding affecting any of the real property used in the business leased by Seller.

     SECTION 5.8 TAXES.

     (a) No Tax (as defined below) is required to be withheld pursuant to
Section 1445 of the Code as a result of the transfers contemplated by this Agreement.

     (b) There are no liens, except as disclosed in Schedule 1.1, for Taxes upon the Assets except liens for current Taxes not yet due. Seller's unpaid Taxes do not exceed the reserve for Taxes established on Seller's books and records. No governmental entity (a "Taxing Authority") responsible for the imposition of any Tax (domestic or foreign) has asserted that Seller owes any Taxes other than as shown on its tax returns and paid with such returns.

     (c) None of the assets (including the Assets) of Seller (i) is property that is required to be treated as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. The transactions contemplated herein are not subject to the tax withholding provisions of Code Section 3406, or of Subchapter A of Chapter 3 of the Code or of any other provision of law in any jurisdiction. Seller is not and has never been a member of a group permitted or required to file consolidated Tax returns and is not party to any agreement relating to the payment or sharing of liability for Taxes. Seller has not filed consent under Section 341(f) of the Code.

     (d) For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     SECTION 5.9 COMPLIANCE WITH LAWS. Seller has complied and is in compliance with all applicable foreign, federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions where the failure to comply could have a Material Adverse Effect. There is no order issued, investigation, or proceeding pending or notice served on Seller or, to Seller's knowledge, threatened, with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal, state, local, or foreign court or governmental agency or instrumentality applicable to the Assets.

     SECTION 5.10 CONSENTS. The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other third party (except as may be required to notify the preferred investors), including licensors and lenders, except for (i) the approval by Seller's shareholders of this Agreement and the transactions contemplated hereby, (ii) compliance with the applicable requirements, if any, of the bulk sales laws, and (iii) consent from SDS and/or its affiliated lenders.

     SECTION 5.11 PRODUCT LIABILITY. There are no defects in the design or technology embodied in any product of Seller which Seller currently markets or has marketed in the past that impairs or are likely to impair the intended use of the product or injure any consumer of the product or third party, except that warranty claims may arise in the normal course of business, for products shipped prior to the Closing Time, in an aggregate amount of no more than the warranty reserves established on the most recent balance sheet of Seller. Seller has delivered to Purchaser copies of its warranty policies and all outstanding warranties or guarantees relating to any of Seller's products other than warranties or guarantees implied by law. There is no claim asserting (a) any damage, loss or injury caused by any product of Seller, or (b) any breach of any express or implied product warranty or any other similar claim with respect to any product of Seller other than standard warranty obligations (to replace, repair or refund) made by Seller in the ordinary course of business.

     SECTION 5.12 PROPRIETARY RIGHTS.

     (a) Seller (i) owns all right, title and interest in, (ii) is licensed, or
(iii) is otherwise entitled to exercise, without restriction, all rights to all patents, trademarks, trade names, service marks, copyrights, mask works, trade secrets and other intellectual property rights, and any applications or registrations therefore, and all inventions, mask work layouts, net lists, source code, object code, schematics, technical drawings, technology, know-how, processes, formulas, algorithms, computer software programs, documentation, and all other tangible and intangible information or material in any form which form part of the Assets, without any conflict with or infringement of the rights of others and free and clear of any Liens (collectively, the "Intellectual Property Rights"). Seller has the right to use, sell, license, assign, transfer, convey or dispose of the Intellectual Property Rights or the products, processes and materials covered thereby.

     (b) Schedule 5.12(b) sets forth: (i) all copyrights, patents, patent applications, trademarks, service marks, trade names, and other company, product or service identifiers owned by or licensed to Seller with respect to the Intellectual Property Rights; (ii) the jurisdictions) in which an application for patent or application for registration, if any, of each Intellectual Property Right has been made, including the respective application numbers and dates; (iii) the jurisdiction(s), if any, in which each such Intellectual Property Right has been patented or registered, including the respective patent or registration numbers and dates; and (iv) all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which any other party is authorized to use, exercise, or receive any benefit from the Intellectual Property Rights (other than to end-user licenses entered into in the ordinary course of business). Seller has delivered to Purchaser copies of all licenses, sublicenses, and other agreements identified pursuant to clause (iv) above. Seller and, to the knowledge of Seller, each other party thereto, is in compliance with all material terms and conditions of all such licenses, sublicenses, and other agreements. Seller has no knowledge of any claim, threatened claim or facts indicating that Seller or any other party thereto has breached any material terms or conditions of such licenses, sublicenses, or other agreements.

     (c) Seller has taken all necessary and appropriate steps, including, without limitation, the filing of copyright, and trademark applications to perfect and protect its interest in the Intellectual Property Rights in the United States. Seller has the exclusive right to file, prosecute, and maintain such applications and the patents and registrations that issue therefrom.

     (d) To Seller's knowledge, after due inquiry, all patents and registered trademarks, service marks, and other company, product or service identifiers and copyrights held by Seller are valid and enforceable.

     (e) Seller has secured or is in the process of securing valid written assignments from all consultants and employees who contributed to the creation or development of the Intellectual Property Rights of the rights to such contributions that Seller does not already own by operation of law except where failure to secure such assignments would not have a Material Adverse Effect.

     (f) To Seller's knowledge, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including, without limitation, any service provider of Seller.

     (g) Seller has not brought any actions or lawsuits alleging (i) infringement of any of the Intellectual Property Rights or (ii) breach of any license, sublicense or other agreement authorizing another party to use the Intellectual Property Rights. To Seller's knowledge, there do not exist any facts that could form the basis of any such action or lawsuit. Seller has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Intellectual Property Rights.

     (h) No person has asserted or, to the knowledge of Seller, threatened to assert any claims with respect to the Intellectual Property Rights (i) contesting the right of Seller to use, exercise, sell, license, transfer or dispose of any of the Intellectual Property Rights or any products, processes or materials covered thereby or (ii) challenging the ownership, validity or enforceability of any of the Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer or conveyance thereof by Seller.

     (i) Schedule 5.12(i) sets forth: (i) all copyrights, patents, patent applications, trademarks, service marks, trade names, trade secrets and other company, product or service identifiers licensed to Seller ("In-Licensed Intellectual Property Rights") and (ii) all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller is authorized to use, exercise, or receive any benefit from any In-Licensed Intellectual Property Right (other than commercially available, i.e., "off-the-shelf" software). Seller has delivered to Purchaser copies of all licenses, sublicenses and other agreements identified pursuant to clause (ii) above. Seller and, to Seller's knowledge, each other party thereto is in compliance with all material terms and conditions of all such licenses, sublicenses, and other agreements. Seller has no knowledge of any claim, threatened claim or the existence of any facts indicating that Seller or any other party thereto has breached any material terms or conditions of such licenses, sublicenses, or other agreements.

     (j) No In-Licensed Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement related to, or restricting in any manner, the use or licensing thereof by Seller.

     (k) Seller has the right to sell, assign, transfer, and convey all of its right, title and interest in and to the Intellectual Property Rights and In-Licensed Intellectual Property Rights to Purchaser. Seller is not, nor will be as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, in violation of, breach of nor will Seller forfeit, terminate or in any way impair any material Intellectual Property Right or In-Licensed Intellectual Property Right whether or not pursuant to any license, sublicense or agreement with respect to the Intellectual Property Rights or In-Licensed Intellectual Property Rights set forth or required to be set forth in Seller Schedules, or in any way impair the right of Purchaser to use, sell, license or dispose of or to bring any action for the infringement of, any Intellectual Property

Right or In-Licensed Intellectual Property Right or any products or technology designed, developed, manufactured, sold or serviced by Seller (collectively, "Products").

     (l) To Seller's knowledge, the manufacture, marketing, license, sale or use of any Products anywhere in the world does not (i) violate any material license or agreement with any third party, or (ii) infringe on any intellectual property right of any third party. Seller does not know of any claims to the effect that the manufacture, marketing, license, sale or use of any Product infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party. Seller has not received service of process or been charged in writing as a defendant in any claim, suit, action or proceeding that alleges that any Asset infringes any patents, trademarks, service marks, trade secret rights, copyrights or other intellectual property rights of any third party, which has not been finally adjudicated prior to the date hereof. Seller does not have any outstanding restrictions or infringement liability with respect to any patent, trade secret, trademark, service mark, copyright or other intellectual property right of another which relates to the Assets.

     (m) Seller has taken all necessary and appropriate steps to protect and preserve the confidentiality of, and proprietary rights in, all inventions, algorithms, formulas, schematics, technical drawings, ideas, know-how, processes not otherwise protected by patents or patent applications, source code, program listings, and trade secrets ("Confidential Information"), including, without limitation, marking all such Confidential Information with appropriate "Proprietary" or "Confidential" legends, establishing policies for the handling, disclosure, and use of Confidential Information, and the acquisition of valid written nondisclosure agreements from any party (including Seller employees) receiving Confidential Information (the form of which has been provided to Purchaser and its counsel), except where failure to take such steps would not have a Material Adverse Effect. All Confidential Information is presently, and as of the Closing will be, located at Seller's address as set forth in this Agreement. No person other than Seller has used, divulged or appropriated Confidential Information except for the benefit of Seller. No person has used, divulged or appropriated Confidential Information to the detriment of Seller other than pursuant to the terms of written agreements between Seller and such other persons.

     SECTION 5.13 CONTRACTS AND COMMITMENTS.

     (a) Schedule 5.13 sets forth a list of all outstanding licenses, contracts or other agreements, whether or not in writing, to which obligations are owing by Seller and which are related to the Assets or pursuant to which Seller derives any benefits relating to the Assets (collectively "Contracts").

     (b) Seller has performed all of its obligations under the terms of each Contract, and is not in default thereunder, except has noted in Schedule 2.1, in either case, except where such non-performance or default would have a Material Adverse Effect. No event or omission has occurred which but for the giving of notice or lapse of time or both would constitute a default by Seller or, to Seller's knowledge, any other party thereto under any such Contract where such default by any such party could have a Material Adverse Effect. Each Contract is valid and binding on Seller and, to the knowledge of Seller, on each other party thereto and is in full force and effect.

     SECTION 5.14 NO CONFLICT OR DEFAULT. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof and thereof, including the consummation of the transactions contemplated hereby and thereby, will violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of Seller's Articles of Incorporation or Bylaws (or similar constituent documents), as presently in effect, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which Seller is a party or by which it or they or any of the Assets are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

     SECTION 5.15 LABOR RELATIONS.

     (a) Seller has not failed to comply in any respect with Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, all applicable federal, state, and local laws, rules, and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

     (b) There are no labor controversies pending or threatened between Seller and any of its employees or any labor union or other collective bargaining unit representing any of the employees.

     (c) Seller has never entered into a collective bargaining agreement or other labor union contract relating to the business and applicable to the employees.

     (d) Except as disclosed on Schedule 5.15(d), there are no written employment or separation agreements, or oral employment or separation agreements other than those establishing an "at-will" employment relationship between Seller and any of the employees.

     SECTION 5.16 EMPLOYEE BENEFIT PLANS.

     (a) Schedule 5.16 lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of Seller, any trade or business (whether or not incorporated) which is a member or which is under common control with Seller (an "ERISA Affiliate") within the meaning of Section 414 of the Code (together, the "Employee Plans"), and a copy of each such Employee Plan has been provided to Purchaser.

     (b) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of Seller; (iii) all Employee Plans are in compliance in all respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and Seller has performed all material obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify and a favorable determination letter with respect to each such Employee Plan and trust has been received from the Internal Revenue Service (the "IRS"), and nothing has occurred which may reasonably be expected to cause the loss of such qualification or exemption; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Employee Plan is covered by, and Seller has not incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code.

     SECTION 5.17 BROKER'S AND FINDER'S FEES / CONTRACTUAL LIMITATIONS. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of Seller is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with any transactions contemplated hereby, except as noted in Schedule 5.17. Neither Seller nor any of its officers, directors, employees, agents or representatives (collectively "Representatives") are or have been subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits or restricts Seller or its Representatives from negotiating, entering into and consummating this Agreement and the transactions contemplated hereby and thereby.

     SECTION 5.18 INTERESTED PARTY RELATIONSHIPS. Except as set forth in Seller's SEC Documents, neither Seller, nor to Seller's knowledge any shareholder of Seller, nor any officer and director or family member thereof, or any corporation, partnership or other entity which, directly or indirectly, alone or together with others, controls, is controlled by or is in common control with, any officer or director or family member thereof has any material financial interest, direct or indirect, in any material supplier or customer, any party to any contract which is material to the business, or any competitor with the business.

     SECTION 5.19 ENVIRONMENTAL MATTERS. Seller (i) has obtained all applicable permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Seller (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Seller's (or its agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material waste; (iv) have taken all actions necessary under applicable requirements of Federal, state or local environmental laws, rules or regulations to register any products or materials required to be registered by Seller (or any of its agents) thereunder; and (v) are not aware of any contaminated soil or groundwater at any of the properties or portions thereof owned or operated, leased or previously owned or leased by Seller. Seller does not require any permits relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Seller (or its agents). Seller has disclosed to Purchaser all documents relating to tests previously conducted or to be conducted in the future for potential contamination at any of Seller's facilities, whether owned or leased, including soil and water tests.

     SECTION 5.20 BOOKS AND RECORDS. The books and records of Seller to which Purchaser has been given access are the true books and records of Seller and accurately and fairly reflect the underlying facts and transactions in all respects.

     SECTION 5.21 COMPLETE DISCLOSURE. No representations or warranties made by Seller in this Agreement, nor any financial statements prepared and furnished or to be prepared and furnished by Seller or its representatives to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

     SECTION 5.22 BACKLOG. Schedule 5.22 sets forth the backlog of orders that Seller is to ship and contract work to be performed as of May 31, 2003. Seller either possess sufficient inventory of parts, materials and personnel to produce the same within their scheduled delivery dates or such parts or materials have lead times such that Seller can acquire such parts and materials in time to produce and ship such backlog in accordance with its schedule shipping date.

     SECTION 5.23 CUSTOMERS AND SUPPLIERS. None of Seller's ten (10) largest customers and ten (10) largest suppliers during the twelve months ended March 31, 2003 (determined on the basis of both revenues and bookings during such period) has terminated, or to the knowledge of Seller intends to materially reduce or terminate, the amount of its business with Seller.

     SECTION 5.24 INVENTORY. Schedule 5.24 sets forth a list of all of the inventories of Seller as of the date hereof (the "Inventories"). The Inventories are valued at cost (determined on a first-in first-out basis) or market, whichever is lower, with adequate allowances for excess and obsolete materials and materials below standard quality in accordance with GAAP consistently applied. The quality and quantity of the Inventories are such that the Inventories are readily usable and saleable in the normal course of business of Seller, except such amounts as are reserved in accordance with GAAP consistently applied. All items included in such Inventories are owned by Seller. All Inventories materially in excess of reasonable estimated requirements for the business based on current operations for the three (3) months from the date hereof are set forth in Schedule 5.24. Except as disclosed in Schedule 5.24, Seller holds no Inventories manufactured to customer specifications effectively rendering the Inventories saleable only to that customer.

     SECTION 5.25 PAYABLES; RECEIVABLES. All the accounts receivable and notes receivable owing to Seller as of the date hereof are set forth in Schedule 5.25 and constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no contingent or asserted claims, rights of return or other rights of set-off against any thereof, except to the extent appropriately reserved for in the Seller Financial Statements. As of the date hereof, except as set forth in Schedule 5.25, there is (i) no account debtor or note debtor delinquent in its payment by more than 30 days,
(ii) no account debtor or note debtor that has refused (or threatened to refuse) to pay its obligations for any reason, (iii) no account debtor or note debtor that is insolvent or bankrupt, and (iv) no account receivable or note receivable which is pledged to any third party by Seller. Seller does not hold deposits from customers or has not received prepaid service contract revenue or other prepaid revenue.

     SECTION 5.26 INVESTMENT ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Seller in reliance upon Seller's representation to Purchaser, which by Seller's execution of this Agreement, Seller hereby confirms, that the Securities to be received by Seller in payment of the Purchase Price will be acquired by Seller for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     SECTION 5.27 DISCLOSURE OF INFORMATION. Seller believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and thereby contract to purchase the Securities. Seller further represents that it has had an opportunity to ask questions and receive answers from Purchaser regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of Purchaser.

     SECTION 5.28 INVESTMENT EXPERIENCE. Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Seller also represents it has not been organized for the purpose of acquiring the Securities.

     SECTION 5.29 RESTRICTED SECURITIES. Seller understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Securities must be held indefinitely. In this connection, Seller represents that it is familiar with Commission Rule 144, as presently in effect ("Rule 144"), and understands the resale limitations imposed thereby and by the Act.

     SECTION 5.30 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of Seller to be bound by this
Section 5.30 and:

     (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

     (b) (i) Seller shall have notified Purchaser of any proposed disposition and shall have furnished Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Seller shall have furnished Purchaser with an opinion of outside counsel, at Seller's expense, reasonably satisfactory to Purchaser, to the effect that such disposition will not require registration of such shares under the Act. It is agreed that Purchaser will require opinions of counsel for transactions made pursuant to Rule 144(k).

     SECTION 5.31 LEGENDS. Seller understands that, until such time as the Securities have been registered under the Act or may otherwise be sold by Seller under Rule 144(k), the certificates for the Securities shall bear a restrictive legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

     Purchaser agrees that it shall, immediately prior to a registration statement covering the Securities being declared effective, deliver to its transfer agent an opinion letter of counsel opining that at any time such registration statement is effective, the transfer agent shall issue, in connection with the issuance of the Securities, certificates representing such Securities without the restrictive legend above, provided such Securities are to be sold pursuant to the prospectus contained in such registration statement. Upon receipt of such opinion, Purchaser shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

     The legend set forth above shall be removed and Purchaser shall issue a certificate without such legend to the holder of any Security upon which is it stamped (unless otherwise required by state securities laws) (i) the sale of such Security is registered under the Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides Purchaser with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Act; or (iii) such holder provides Purchaser with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or Purchaser determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to Seller, Purchaser may require that the above legend be placed on any Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and Seller shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.1 PROXY STATEMENT. As promptly as practicable after the execution of the Agreement, Purchaser and Seller shall cooperate with each other by providing information required to prepare and file with the SEC their respective proxy statements (each a "Proxy Statement"). Should Purchaser and Seller elect to file a joint Proxy Statement, Purchaser and Seller shall cooperate in the preparation and filing of such joint Proxy Statement. Purchaser and Seller shall notify the other party promptly upon the receipt of any comments from the SEC or its staff or any other government official in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government official for any amendment or supplement to the Proxy Statement or any other filing with the SEC or for additional information and shall provide to the other party copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect to the Proxy Statement or any other such filing.

     SECTION 6.2 CONSENTS. Seller shall use its best efforts to obtain all consents of and authorizations by third parties and to make all filings with and give all notices to third parties that may be necessary or required in order to consummate the sale of the Assets, and shall take such additional actions as Purchaser may reasonably request so that the transactions contemplated by this Agreement may be expeditiously consummated. Purchaser shall use its best efforts to obtain all consents required to issue the Securities to Seller.

     SECTION 6.3 EMPLOYMENT OFFERS. Purchaser shall offer to employ such employees (and only such employees) of Seller as are listed on Schedule 6.3; provided, however, that Purchaser shall not agree to maintain such employment for any particular period of time and, if such offers are accepted, such employees will be employed on an "at will" basis. Purchaser shall not solicit any employees of Seller other than those set forth on Schedule 6.3.

     SECTION 6.4 COBRA. Seller shall comply with the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") applicable to employees of Seller who are terminated by Seller on or before the Closing Time.

     SECTION 6.5 MAIL AND RECEIVABLES PAYMENTS. From and after the Closing Time, Seller shall endorse any check or any other evidence of indebtedness or payment received by Seller on account of any Accounts after the Closing Time to the order of Purchaser or take other appropriate actions and shall promptly forward such payment to Purchaser no later than five (5) business days after actual receipt by Seller. Purchaser and Seller shall each provide to the other all the cooperation that the other may reasonably request in connection with the collection of the Accounts.

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

     SECTION 6.6 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of Purchaser or Seller, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.7 FURTHER ACTION. Upon the terms and subject to the conditions hereto, Purchaser and Seller hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     SECTION 6.8 COVENANTS AGAINST DISCLOSURE. Seller and Purchaser agree to maintain the confidentiality of the terms and conditions of this Agreement; provided, however, that Seller may provide copies of this Agreement and related documents to any party who acquires, or proposes to acquire, all or substantially all of the capital stock or remaining assets of Seller; provided, further, however, any party hereto may disclose information to the extent required by securities laws or as compelled by court order. Neither Seller nor Purchaser shall disseminate (except to each other) any press release or announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party; provided, however, that either of the parties hereto may disseminate information to its employees and legal and accounting representatives.

     SECTION 6.9 NO SHOP.

     (a) (i) Seller will not, and will cause its respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of any inquiries, proposals or offers by any person, entity or group (other than Purchaser and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any information concerning Seller or any of its subsidiaries to, or afford any access to the properties, books or records of Seller or any of its subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than Purchaser and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Seller. For the purposes of Section 6.9(a) of this Agreement, an "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of Seller, whether by way of merger, purchase of at least 50% of the capital stock of Seller, purchase of all or substantially all of the assets of Seller, or otherwise. In addition, subject to the other provisions of this Section 6.9, from and after the date of this

Agreement until the earlier of the Closing Time or the termination of this Agreement, Seller and its subsidiaries will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal with respect to Seller made by any person, entity or group (other than Purchaser and its affiliates). Seller will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (ii) Notwithstanding the provisions of paragraph (i) above, prior to the approval of this Agreement by the stockholders of Seller, Seller may, to the extent the Board of Directors of Seller determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (iii) below, furnish information to any person, entity or group after such person, entity or group shall have delivered to Seller in writing, a Superior Proposal. For the purposes of Sections 6.9(a) of this Agreement, a "Superior Proposal" means an unsolicited, bona fide Acquisition Proposal which the Board of Directors of Seller in its good faith reasonable judgment determines, after consultation with its independent financial advisors, could reasonably be expected to result in a transaction more favorable to the stockholders of Seller from a financial point of view than the transactions contemplated by this Agreement and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors (after consultation with independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated.

          (iii) Seller may furnish information to a person, entity or group that has made a Superior Proposal only if Seller (a) first notifies Purchaser of the information proposed to be disclosed, (b) first complies with the provisions of paragraph (v) below and (c) provides such information pursuant to a confidentiality agreement in form approved by Purchaser.

          (iv) If Seller receives a Superior Proposal, nothing contained in this Agreement shall prevent the Board of Directors of Seller from approving such Superior Proposal or recommending such Superior Proposal to Seller's stockholders, if the Board determines in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board may amend or withdraw its recommendation of the asset purchase contemplated herein.

          (v) Seller will (i) notify Purchaser immediately if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to Purchaser the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror. In addition to the foregoing, Seller shall provide Purchaser with at least forty-eight (48) hours' prior written notice (or such lesser prior written notice as provided to the members of Seller's Board of Directors but in no event less than eight (8) hours) of any meeting of

Seller's Board of Directors at which Seller's Board of Directors is reasonably expected to consider a Superior Proposal and provide Purchaser with at least two
(2) business days' prior written notice (or such lesser prior notice as provided to the members of Seller's Board of Directors but in no event less than eight
(8) hours) of a meeting at which Seller's Board of Directors is reasonably expected to recommend a Superior Proposal to its stockholders.

          (vi) Nothing contained in this Section 6.9 shall prevent Seller or its Board of Directors from complying with the provisions of Rules 14e-2 and 14d-9 promulgated under the Exchange Act.

     (b) (i) From and after the date of this Agreement until the earlier of the Closing Time or the termination of this Agreement, Purchaser and its subsidiaries will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of any inquiries, proposals or offers by any person, entity or group (other than Seller and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any information concerning Seller or any of its subsidiaries to, or afford any access to the properties, books or records of Purchaser or any of its subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than Seller and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Purchaser. For the purposes of Section 6.9(b) of this Agreement, an "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of Purchaser, whether by way of merger, purchase of at least 50% of the capital stock of Purchaser, purchase of all or substantially all of the assets of Purchaser, or otherwise. In addition, subject to the other provisions of this Section 6.9, from and after the date of this Agreement until the earlier of the Closing Time or the termination of this Agreement, Purchaser and its subsidiaries will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal with respect to Purchaser made by any person, entity or group (other than Seller and its affiliates). Purchaser will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (ii) Notwithstanding the provisions of paragraph (i) above, prior to the approval of this Agreement by the stockholders of Purchaser, Purchaser may, to the extent the Board of Directors of Purchaser determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (iii) below, furnish information to any person, entity or group after such person, entity or group shall have delivered to Purchaser in writing, a Superior Proposal. For the purposes of Sections 6.9(b) of this Agreement, a "Superior Proposal" means an unsolicited, bona fide Acquisition Proposal which the Board of Directors of Purchaser in its good faith reasonable judgment determines, after consultation with its independent financial advisors, could reasonably be expected to result in a transaction that, without the asset purchase, is more favorable to the stockholders of Purchaser from a financial point of view than such transaction with the asset purchase and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors (after consultation with independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated.

          (iii) Purchaser may furnish information to a person, entity or group that has made a Superior Proposal only if Purchaser (a) first notifies Seller of the information proposed to be disclosed, (b) first complies with the provisions of paragraph (v) below and (c) provides such information pursuant to a confidentiality agreement in a form approved by Seller.

          (iv) If Purchaser receives a Superior Proposal, nothing contained in this Agreement shall prevent the Board of Directors of Purchaser from approving such Superior Proposal or recommending such Superior Proposal to Purchaser's stockholders, if the Board determines in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board may amend or withdraw its recommendation of the asset purchase.

          (v) Purchaser will (i) notify Seller immediately if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to Seller the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror. In addition to the foregoing, Purchaser shall provide Seller with at least forty-eight (48) hours' prior written notice (or such lesser prior written notice as provided to the members of Purchaser's Board of Directors but in no event less than eight (8) hours) of any meeting of Purchaser's Board of Directors at which Purchaser's Board of Directors is reasonably expected to consider a Superior Proposal and provide Seller with at least two (2) business days' prior written notice (or such lesser prior notice as provided to the members of Purchaser's Board of Directors but in no event less than eight (8) hours) of a meeting at which Purchaser's Board of Directors is reasonably expected to recommend a Superior Proposal to its stockholders.

          (vi) Nothing contained in this Section 6.9 shall prevent Purchaser or its Board of Directors from complying with the provisions of Rules 14e-2 and 14d-9 promulgated under the Exchange Act.

     SECTION 6.10 REGISTRATION RIGHTS. At the Closing, Purchaser and Seller shall enter into a Registration Rights Agreement, in substantially the form attached hereto as Exhibit 6.10.

     SECTION 6.11 BULK SALES LAWS. Purchaser and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state.

     SECTION 6.12 ALLOCATION OF TRANSFER TAXES. Purchaser and Seller will agree to the allocation of the transfer taxes incurred in connection with the transactions contemplated herein within 30 days following the execution of this Agreement.

                                   ARTICLE VII

                                     CLOSING

     SECTION 7.1 CLOSING TIME. The closing of the transactions contemplated by this Agreement shall occur as soon as reasonably practicable after the approval by each of Purchaser's and Seller's shareholders of the transactions contemplated by this Agreement ("Shareholder Approval") (the date and time of the Closing being the "Closing Time"). The Closing shall take place no later than December 31, 2003. The Closing shall take place at the offices of Purchaser, 3175 S. Winchester Blvd., Campbell, California 95008, or at such other place as may be agreed to in writing by Purchaser and Seller. The "Closing" shall mean the deliveries to be made by Seller and Purchaser at the Closing Time in accordance with this Agreement.

     SECTION 7.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Purchaser all duly and properly executed, the following:

     (a) (1) A good and sufficient bill of sale in the form attached as Exhibit 7.2(a) (the "Bill of Sale") for the Assets to be transferred from Seller to Purchaser selling, delivering, transferring, and assigning to Purchaser title to all of Seller's right, title, and interest to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, and restrictions of any nature whatsoever.

     (b) Valid assignments of rights for all Contracts and other third party or governmental consents necessary in order for Purchaser to operate Seller's business.

     (c) Valid patent, patent application, trademark, trademark application, trade secret, domain name and other intellectual property assignments in the forms attached as Exhibit 7.2(c).

     (d) Valid proprietary information and invention agreements executed by the employees of Seller listed in Schedule 6.3.

     (e) The Registration Rights Agreement.

     (f) An accepted offer of employment with Purchaser from all the employees of Seller listed on Schedule 6.3.

     (g) Copies of all books and records related to Seller.

     (h) The certificates and other documents required to be delivered as a condition to closing pursuant to Section 8.1.

     SECTION 7.3 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver to Seller:

     (a) The Purchase Price in the form of a stock certificate in the name of Seller.

     (b) The Registration Rights Agreement.

     (c) The certificates and other documents required to be delivered as a condition to closing pursuant to Section 8.2.

     SECTION 7.4 FURTHER ASSURANCES. At or after the Closing Time, Seller and Purchaser shall prepare, execute, and deliver, at its expense, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to perfect, confirm, or evidence in Purchaser's title to all or any part of the Assets or to consummate, in any other manner, the terms and provisions of this Agreement.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS

     SECTION 8.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. Each and every obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction as of or before the Closing Time of the following conditions (unless waived in writing by Purchaser):

     (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Time as if such representations and warranties were made as of such date and time.

     (b) Performance of Agreement. All covenants, conditions, and other obligations under this Agreement which are to be performed or complied with by Seller, including necessary approvals of Seller's Board of Directors and shareholders, shall have been fully performed and complied with at or prior to the Closing Time.

     (c) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of Seller's shareholders under applicable law and pursuant to Seller's Certificate of Incorporation.

     (d) Absence of Governmental or Other Objection. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state, or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Time.

     (e) Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered or to be delivered to Purchaser under this Agreement shall be satisfactory to Purchaser in all respects.

     (f) Qualified Financing. The Purchaser shall have consummated an equity financing transaction generating at least $5,000,000 in net proceeds to the Purchaser ("Qualified Financing").

     (g) Licenses. Purchaser shall have received all licenses from all appropriate governmental agencies or third parties to operate Seller's Business in the same manner as Seller operated the business prior to the Closing Time.

     (h) Note Conversion. All principal and accrued but unpaid interest on the Purchaser's 7% Convertible Subordinated Notes due 2005 (the "Notes") shall have converted into Shares of Common Stock of the Purchaser at a conversion price of at least $.20 per share of Common Stock ("Note Conversion Price").

     (i) Bridge Note Conversion. Purchaser shall have converted each of its promissory notes totaling $1,500,000 issued on March 26, 2003, and any additional promissory notes issued from March 26, 2003 until the Closing, into Shares of Common Stock of the Purchaser (collectively, the "Bridge Notes"), in accordance with the terms of such Bridge Notes.

     (j) Officer's Certificate. Seller shall have delivered to Purchaser an officer's certificate, dated the date of the Closing, to the effect that all of the conditions to Closing set forth in this Section 8.1 have been satisfied.

     (k) Required Consents. Seller shall have delivered to Purchaser all required approvals and consents to the Agreement so as to be in compliance with
Section 5.10.

     SECTION 8.2 CONDITIONS TO OBLIGATIONS OF SELLER. Each and every obligation of Seller to be performed at the Closing Time shall be subject to the satisfaction as of or before such time of the following conditions (unless waived in writing by Seller):

     (a) Representations and Warranties. Purchaser's representations and warranties set forth in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Time as if such representations and warranties were made as of such time and date.

     (b) Performance of Agreement. All covenants, conditions, and other obligations under this Agreement which are to be performed or complied with by Purchaser, including necessary approvals of Purchaser's Board of Directors and shareholders, shall have been fully performed and complied with at or prior to the Closing Time,

     (c) Shareholder Approval. This Agreement and the increase in authorized shares of Purchaser shall have been approved and adopted by the requisite vote of Purchaser's shareholders under applicable law and pursuant to Purchaser's Certificate of Incorporation.

     (d) Absence of Governmental or Other Objection. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state, or local government, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Time.

     (e) Performance of Agreement. All covenants, conditions, and other obligations under this Agreement which are to be performed or complied with by Purchaser, including necessary approvals of Purchaser's Board of Directors and shareholders, shall have been fully performed and complied with at or prior to the Closing Time, including the delivery of the instruments and documents in accordance with Section 7.3 hereof.

     (f) Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered or to be delivered to Seller under this Agreement shall be satisfactory to Seller in all respects.

     (g) Officer's Certificate. Purchaser shall have delivered to Seller an officer's certificate, dated the date of the Closing, to the effect that all of the conditions to Closing set forth in this Section 8.2 have been satisfied.

     (h) Qualified Financing. The Purchaser shall have consummated a Qualified Financing.

     (i) Note Conversion. The Notes shall have converted into Common Stock of the Purchaser at the Note Conversion Price.

     (j) Bridge Note Conversion. The Bridge Notes shall have converted into Common Stock of the Purchaser in accordance with their terms.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party hereto set forth in this Agreement (as modified by Seller Schedules) shall survive until the date that is one year after the Closing Date; provided, however, that the representations and warranties contained in Sections 5.6, 5.8, 5.11 and 5.12(a) shall survive until the date that is three (3) years after the Closing Date. All covenants and agreements made by the parties to this Agreement that contemplates performance following the Closing Date shall survive the Closing Date. All other covenants and agreements, including without limitation
Section 6.8 of this Agreement, shall not survive the Closing Date and shall terminate as of the Closing.

     9.2 OBLIGATION OF SELLER TO INDEMNIFY, REIMBURSE, ETC. Subject to the limitations set forth in Sections 9.1, 9.5 and 9.6, Seller and its successors and assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless Purchaser and its respective successors and assigns and each of their respective directors, officers, employees, and its respective successors and assigns from and against any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses) (collectively "Losses") resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty of Seller (after taking into account the exceptions to such representations and warranties which are set forth on the Seller Schedules), and (ii) the nonfulfillment or breach on the part of Seller of any unwaived covenant or agreement set forth in this Agreement which survives the Closing Date in accordance with Section 9.1.

     9.3 OBLIGATION OF PURCHASER TO INDEMNIFY, REIMBURSE, ETC. Subject to the limitations set forth in Sections 9.1, 9.5 and 9.6, Purchaser and its respective successors and assigns, jointly and severally, shall indemnify, defend and hold harmless Seller and its respective successors and assigns and each of its respective directors, officers, employees, and its respective successors and assigns from and against any Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of Purchaser (after taking into account the exceptions to such representations and warranties which are set forth on the Purchaser Schedules) and (ii) the nonfulfillment on the part of Purchaser of any unwaived covenant or agreement set forth in this Agreement which survives the Closing Date in accordance with Section 9.1.

     9.4 NOTICE AND OPPORTUNITY TO DEFEND AGAINST THIRD PARTY CLAIMS.

     (a) Promptly after receipt from any third party by any party hereto of a written notice of any demand, claim or circumstance that, immediately or with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in Losses for which indemnification may be sought hereunder, the party seeking indemnification pursuant to Section 9.2 or 9.3 (the "Indemnitee") shall give written notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section 9.2 or 9.3 (the "Indemnifying Party"), provided, however, that a failure to give such notice shall not prejudice the Indemnitee's right to indemnification hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by the Indemnitee when such information is available.

     (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall, within 20 business days following its receipt of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to provide indemnification under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability with all reasonable costs and expenses borne by the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim without the consent of the other party, provided, however, that such consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability; provided, however, that if the Indemnitee reasonably determines that there is a conflict of interest between the Indemnified Party and the Indemnitee, the fees of such counsel shall be borne by the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     9.5 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD PARTY CLAIMS. In the event that Purchaser, on the one hand, and Seller, on the other hand, assert the existence of a claim giving rise to Losses (but excluding claims resulting from the assertion of liability by third parties), Indemnitee shall give written notice to the Indemnifying Party. Such written notice shall state that it is being given pursuant to this Section 9.5, specify the nature and amount of the claim asserted and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If Indemnifying Party, within sixty (60) days after the mailing of notice by Indemnitee, shall not give written notice to Indemnitee announcing its intent to contest such assertion of Indemnitee, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that Indemnifying Party contests the assertion of a claim by giving such written notice to Indemnitee within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in connection with such litigation, including attorney's fees, if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten (10) days after such notice.

     9.6 NET INDEMNITY. The amount of any Losses from and against which either party is liable to indemnify, reimburse, defend and hold harmless the other party or any other person pursuant to Section 9.2 or Section 9.3 shall be reduced by any insurance or other recoveries or any tax benefit that such indemnified person realizes or may realize as a result of or in connection with such Loss and increased by any taxes such indemnified person realizes or may realize in respect of indemnification for such Loss.

     9.7 LIMITS ON INDEMNIFICATION. Absent fraud or willful misconduct of any party (for which there shall be no limitation of liability of any party), no party shall have any right to seek indemnification under this Agreement (i) until Losses which would otherwise be indemnifiable hereunder and have been incurred by such party and other indemnitees associated with or related to such party exceed $100,000, after insurance or other recoveries, and on an after-tax basis, in the aggregate (provided that after such $100,000 amount has been satisfied, the Indemnitee shall be entitled to recover all Losses, including such $100,000 amount); or (ii) for an aggregate amount in excess of $1,000,000. The parties to this Agreement shall have liabilities and obligations for Losses under this Article IX only with respect to claims submitted or notice of claims provided during the relevant time period of survivability of the specific representation, warranty, covenant or agreement as set forth herein. Notwithstanding the expiration dates of the representations, warranties, covenants and agreements set forth herein, if any party to this Agreement shall provide notice to the other parties with respect to the submission of a claim during the time period of survivability of such representation, warranty, covenant or agreement, such Indemnifying Party's (as defined herein) liability or obligation for Losses identified in such notice shall continue in full force and effect until a final determination of such liability or obligation with respect to those claims timely made.

                                    ARTICLE X

                                   TERMINATION

     10.1 TERMINATION OF AGREEMENT. The parties may terminate this Agreement with the prior authorization of their respective Board of Directors as provided below:

     (a) This Agreement may be terminated by the mutual written consent of the parties at any time prior to the Closing Time before or after the approval of this Agreement and the transactions contemplated hereby by the Purchaser shareholders or the Seller shareholders.

     (b) This Agreement may be terminated by either Purchaser or Seller, before or after the approval of this Agreement and the transactions contemplated hereby by the Purchaser shareholders or the Seller shareholders, (i) if the Closing Time shall not have occurred by December 31, 2003 (the "Outside Date") (unless the failure to consummate the transactions contemplated hereby by such date is due to the action or failure to act of the party seeking to terminate) or (ii) if any condition to the obligation of the terminating party to consummate the transactions contemplated hereby shall have become incapable of being satisfied prior to the Outside Date as of a result of a governmental order that is final and non-appealable.

     (c) This Agreement may be terminated by Seller at any time prior to the Closing Time, before or after the approval of this Agreement and the transactions contemplated hereby by the Purchaser shareholders or the Seller shareholders, in the event that Purchaser shall have breached any of its representations, warranties or covenants under this Agreement which breach (i) would give rise to the failure of a condition set forth in Section 8.2 above, and (ii) cannot be or has not been cured within 30 days after the giving of written notice by Seller to Purchaser of such breach (provided that Seller is not then in material breach of any representation, warranty or covenant contained in this Agreement).

     (d) This Agreement may be terminated by Purchaser at any time prior to the Closing Time, before or after the approval of this Agreement and the transactions contemplated hereby by the Purchaser shareholders or the Seller shareholders, in the event that the Seller shall have breached any of its representations, warranties or covenants under this Agreement which breach (i) would give rise to the failure of a condition set forth in Section 8.1 above, and (ii) cannot be or has not been cured within 30 days after the giving of written notice by Purchaser to Seller of such breach (provided that Purchaser is not then in material breach of any representation, warranty or covenant contained in this Agreement).

     (e) This Agreement may be terminated by Purchaser (i) if Seller's Board of Directors (A) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to an Acquisition Proposal, and
(B) withdraws its recommendation to the Seller shareholders of this Agreement or the transactions contemplated hereby, and (C) after the receipt of an Acquisition Proposal, fails to confirm publicly, within ten days after the request of Purchaser, its recommendation to the Seller shareholders that the Seller shareholders adopt and approve this Agreement and the transactions contemplated hereby; or (ii) if Seller or any of its Representatives takes any of the actions that would be proscribed by Section 6.9(a) above.

     (f) This Agreement may be terminated by Seller (i) if Purchaser's Board of Directors (A) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to a Acquisition Proposal, and
(B) withdraws its recommendation to the Purchaser shareholders that the Purchaser shareholders approve the issuance of the Securities as provided by the Agreement or, if necessary, that the Purchaser shareholders approve an amendment to the Certificate of Incorporation of Purchaser to increase the authorized number of Purchaser Shares, and (C) after receipt of a Purchaser Acquisition Proposal, fails to publicly confirm, within ten days after the request of Seller, its recommendation to the Purchaser shareholders described in the foregoing clause (B); or (ii) if Purchaser or any of its Representatives takes any of the actions that would be proscribed by Section 6.9(b).

     (g) Either party may terminate this Agreement by giving written notice to the other party at any time after the special meeting of the Seller shareholders called for the purpose of approving this Agreement and the transactions contemplated hereby in the event that such matters fail to receive the requisite approval by the Seller shareholders.

     (h) Either party may terminate this Agreement by giving written notice to the other party at any time after the special meeting of the Purchaser's shareholders called for the purpose of approving this Agreement and the transactions contemplated hereby in the event that such matters fail to receive the requisite approval by the Purchaser shareholders.

     10.2 EFFECT OF TERMINATION.

     (a) Except as provided in clauses (b) or (c) of this Section 10.2, if either party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other party (except for any liability of any Party then in breach); provided, however, that this Section 10.2 and Article XI below, shall survive any such termination.

     (b) If this Agreement is terminated (i) by Purchaser pursuant to Section 10.1(d) or Section 10.1(e), or (ii) any person makes an Acquisition Proposal that remains in effect on the date 60 days prior to the Outside Date and the requisite approval of the Seller's shareholders is not obtained prior to termination of this Agreement pursuant to Section 10.1(b), then, within sixty
(60) days after such termination, Seller shall pay Purchaser the sum of $500,000 in immediately available funds.

     (c) If this Agreement is terminated (i) by Seller pursuant to Section 10.1(c) or Section 10.1(f) or (ii) any person makes a Prohibited Purchaser Acquisition Proposal that remains in effect on the date 60 days prior to the Outside Date and the requisite approval of the Purchaser shareholders is not obtained prior to termination of this Agreement pursuant to Section 10.1(b), then, within sixty (60) days after such termination, Purchaser shall pay the Company the sum of $500,000 in immediately available funds.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.1 NOTICE. All notices and other communications required or permitted under this Agreement shall be delivered to the parties at the address set forth below, or at such other address that they designate by notice to all other parties in accordance with this Section 11.1. All notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and
(iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing:

If to Purchaser:    P-Com, Inc.
                    3175 S. Winchester Blvd.
                    Campbell, CA 95008
                    Attention: General Counsel
                    Telephone: (408) 866-3666
                    Facsimile: (408) 866-3655

with a copy to:     Sheppard, Mullin, Richter & Hampton LLP
                    800 Anacapa Street
                    Santa Barbara, CA 93101
                    Attention: Theodore R. Maloney, Esq.
                    Telephone: (805) 879-1812
                    Facsimile: (805) 568-1955

If to Seller:       SPEEDCOM Wireless Corporation
                    7020 Professional Parkway East
                    Sarasota, FL 34240
                    Attention: Chief Executive Officer
                    Telephone: (941) 907-2300
                    Facsimile: (941) 907-2394

with a copy to:     Swidler Berlin Shereff Friedman, LLP
                    3000 K Street, N.W., Suite 300
                    Washington, DC  20007
                    Attention: Sean P. McGuinness, Esq.
                    Telephone: (202) 945-6979
                    Facsimile: (202) 295-8478

     SECTION 11.2 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

     SECTION 11.3 REMEDIES OF PURCHASER. Seller agrees that the Assets are unique and not otherwise readily available to Purchaser. Accordingly, Seller acknowledges that, in addition to all other remedies to which Purchaser are entitled, Purchaser shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided Purchaser is not in material default hereunder.

     SECTION 11.4 BINDING EFFECT, ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller, its successors and permitted assigns, and Purchaser and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party.

     SECTION 11.5 EXPENSES OF TRANSACTION, TAXES. Each party shall bear its own costs and expenses in connection with this Agreement.

     SECTION 11.6 WAIVER, CONSENT. This Agreement may not be amended except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     SECTION 11.7 THIRD-PARTY BENEFICIARIES. Except as otherwise expressly provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation, or legal entity, other than the parties hereto, any rights, remedies, or other benefits under or by reason of this Agreement.

     SECTION 11.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     SECTION 11.9 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware.

     SECTION 11.10 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder the prevailing party shall be entitled to its reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which it may be entitled.

     SECTION 11.11 COOPERATION AND RECORDS RETENTION. Seller and Purchaser shall
(i) each provide the other with such assistance as may reasonably be requested by them in connection with the preparation of any tax return, statement, report form or other document (hereinafter collectively a "Tax Return"), or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other, with any records or other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, and (ii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Seller and Purchaser shall retain, until the applicable statute of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all tax periods or portions thereof ending before or including the Closing Time and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same. Purchaser shall keep the original copies of the records at its facilities in California and elsewhere, if applicable, and, at Seller's expense, shall provide copies of the Records to Seller upon request.

     SECTION 11.12 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       P-COM, INC.


                                       By:
                                           -------------------------------------
                                       Name: George P. Roberts
                                       Title: Chief Executive Officer


                                       SPEEDCOM WIRELESS CORPORATION


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title: Chief Executive Officer

                      SCHEDULES TO ASSET PURCHASE AGREEMENT

     The following schedules refer to the Asset Purchase Agreement (the
Agreement") dated as of June   , 2003, by and between SPEEDCOM Wireless
                             --
Corporation, a Delaware corporation ("Seller"), and P-Com, Inc., a Delaware corporation ("Purchaser").

     Nothing in the following schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant on the part of either Party.

     To the extent more than one representation and warranty contained in the Agreement requires the same disclosure, the appearance of such disclosure on any single schedule herein shall serve as disclosure for all other representations and warranties to which such disclosure applies. The failure by either Party to cross-reference any disclosure on any particular schedule shall not constitute a breach by that Party of the applicable representation or warranty as long as the matter is disclosed elsewhere in these schedules.

     Inclusion of any item in the schedules (1) does not represent a determination by either Party that such item is material nor shall it be deemed to establish a standard of materiality (it being the intent that such Party shall not be penalized for having disclosed more than it may be required by the terms of the Agreement), (2) does not represent a determination by such Party that such item did not arise in the ordinary course of business and (3) shall not constitute, or be deemed to be, an admission concerning such item by the Party. The items in the schedules are descriptions of instruments or brief summaries of certain aspects of each Party, such Party's business and the business of such Party (to such Party's knowledge). Such descriptions and summaries are qualified in their entirety by reference to the more detailed information in documents attached hereto or previously delivered or made available to either Party and its representatives.

     Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Agreement. The headings in the following schedules are for reference only and shall not affect the disclosures contained therein.

                                  SCHEDULE 1.1

Seller's assets are subject to the following liens:

1. All tangible and intangible assets of Seller secure $4,143,000 of notes payable (this amount could increase as new bridge loans are given).


2. Seller has various capital leases (approximately $27,000 in total) for software, phones and equipment that are collateralized by assets of Seller.

3. Seller owes the Florida Department of Revenue $28,173 (as of the date this schedule was prepared), for which the Florida Department of Revenue has filed a claim.

                                 SCHEDULE 1.1(a)

Furniture and Fixtures           $  157,653
Automobiles                           7,600
Store and Warehouse Equipment       223,733
Leasehold Improvements              144,436
Computers and Office Equipment    1,013,387
                                 ----------
Gross                             1,546,809

Accumulated Depreciation          1,064,108
                                 ----------
Net                              $  482,701

     Note that these numbers are subject to adjustment based on small purchases made between the date that this schedule was prepared and the Closing Date and depreciation.

                                 SCHEDULE 1.1(b)

Raw Materials                    $  662,311
Finished Goods                      576,155
                                 ----------
Gross                             1,238,466

Reserve                              83,353
                                 ----------
Net                              $1,155,113

Note that these numbers are subject to adjustment based on purchases and sales made between the date that this schedule was prepared and the Closing Date, as well as adjustments to the obsolescence reserve.

                                 SCHEDULE 1.1(c)

Cash                             $ 201,416 (115,472 foreign accounts)
Prepaid Expenses                   21,434
Rental Deposits                   219,026
Utility Deposits                    6,397
Leases Receivable                 110,338
                                 --------
Total                            $558,611

Note that these numbers are subject to adjustment based on amortization, payments made and payments received between the date this schedule was prepared and the Closing Date. Notwithstanding the foregoing, the total of the itemized accounts herein on the Closing Date, exclusive of leases receivable, shall not be less than the total amount set forth in this Schedule 1.1(c).

                                 SCHEDULE 1.1(d)

All leasehold improvements are listed on Schedule 1.1(a).

                                 SCHEDULE 1.1(e)

SRI Intellectual Property        $1,599,500

Amortization                        618,714
                                 ----------
Net                              $  980,786

Note that these numbers are subject to adjustment based on amortization between the date this schedule was prepared and the Closing Date.

                                 SCHEDULE 1.1(f)

Accounts Receivable              $628,889

Reserve                           121,020
                                 --------
Net                              $507,869

Note that these numbers are subject to adjustment based on sales and payments received between the date this schedule was prepared and the Closing Date and adjustments in the bad debt and credit memo reserves. Notwithstanding the above, the total accounts receivable on the Closing Date shall not be less than the amount set forth in this Schedule 1.1(f), less the Excluded Assets as set forth on Schedule 1.2.

                                  SCHEDULE 1.2

Seller shall retain up to $200,000 in accounts receivable, which amount shall be determined as a result of AP Reductions obtained by Seller, as more particularly set forth in Schedule 2.1.

                                  SCHEDULE 2.1

Purchaser will assume all of the liabilities of Seller described below, subject to the applicable notes, which qualify the liabilities assumed by Seller:

Accounts Payable                 $1,135,024*
Accrued Expenses                    921,094**
Deferred Revenue                     24,411
Notes and Leases Payable          4,387,121***
VP Employment Contracts             175,000****
                                 ----------
Total                            $6,642,650

* Purchaser shall assume all of the accounts payable generated in the ordinary course of business subject to a maximum amount of $1,200,000, which amount shall be reduced by any agreements entered into between existing creditors and Seller to reduce the amount of the accounts payable ("AP Reductions"). For every dollar saved as a result of AP Reductions, Seller shall get credit for $.50 of each such dollar, which credit shall be retained by Seller as an Excluded Asset. The accounts payable assumed by Purchaser shall specifically exclude the obligation to Jenkens & Gilchrist, attorneys to investors of Seller, which obligation shall be an Excluded Liability.

** Purchaser shall only assume Seller's (i) accrued payroll and vacation pay liability of no more than $150,000; (ii) severance obligations to Bill Davis of no more than $17,500.00; (iii) customer deposits; (iv) amounts due and payable by Seller to Purchaser; and (v) other accrued expenses totaling no more than $25,000. Seller shall not assume any other accrued expenses, which expenses shall constitute Excluded Liabilities. By way of example, and not by limitation, Excluded Liabilities shall include (x) all severance and related obligations to Jay Wright and Bruce Sanguinetti; (y) accrued interest payable to Seller's equity or debt investors, other than Purchaser; and (z) any notes or accrued interest obligations to past or current directors of Seller.

*** Purchaser shall only assume (i) up to $3,000,000 in promissory notes, which notes shall be renegotiated so that principal and accrued interest are due and payable according to the following terms: (A) a maturity of not less than 36 months; and (B) annual interest rate not to exceed 7%; (ii) capital lease obligations of no more than $27,000; and (iii) amounts due and payable by Seller to Purchaser. All other Notes and Leases Payable shall constitute Excluded Liabilities.

**** Seller has three employment contracts which shall be assumed or renegotiated by Purchaser: one with the VP of Marketing, one with the VP of Research and Development and one with the VP of Finance and Accounting. These employment contracts guarantee six months' salary in the case of two contracts and twelve months' salary in the case of one contract upon a change of control to the employees, if they leave the new combined company. This change of control has already occurred.

Seller is past due on many of its payment to vendors who originally gave Seller net 30 terms. Seller has provided P-Com with a list of its aged payables.

Seller is required to start accruing dividends on the outstanding preferred stock in August 2003.

Seller is currently involved in a settlement negotiation with Racks. A liability for this settlement has not been recorded yet because the agreement has not been signed yet. Estimated liability to Seller is $12,000.

Seller is currently involved in litigation with XeTel Corporation. This litigation is in the early stages. Seller gave a PO to XeTel with terms net 30, and subsequently cancelled shipment. The equipment was never delivered, but XeTel is claiming that they incurred costs buying the inventory for Seller. XeTel is claiming to have $101,527 of inventory. Seller examined the list and can use $70,035 of the inventory that XeTel has. Settlement possible.

                                  SCHEDULE 3.2

Assumptions:

     1. Purchaser anticipates that approximately 163,000,000 shares of its Common Stock ("Share Value") will be issued and outstanding immediately prior to the Closing, which amount assumes (i) 41,037,644 shares of Common Stock issued and outstanding as of the date hereof,
          (ii) the issuance of shares upon conversion of the Purchaser's 7% Convertible Subordinated Notes due 2005 in satisfaction of the condition precedent described in Section 8.1(h) of the Agreement;
          (iii) the issuance of shares upon conversion of certain promissory notes of the Purchaser totaling $1,500,000 issued on March 26, 2003;
          (iii) the issuance of certain shares to persons or entities under existing obligations or proposed in connection with transactions contemplated by this Agreement; provided, however, the Share Value shall not include any dilution incurred as a result of the consummation of a Qualified Financing, or shares issuable in connection with any transaction approved by the Parties in writing.

     2. In the event Purchaser's Share Value exceeds 180,000,000 just prior to the Closing, the shares of Common Stock constituting the Purchase Price shall be increased so that the percentage ownership of Seller in Purchaser immediately after Closing equals 29.3%.

                                  SCHEDULE 4.8

Not applicable.

                                  SCHEDULE 4.9

Not applicable.

                                  SCHEDULE 4.11

Cagan McAfee Capital Partners shall receive compensation in the amount of 2% of the Purchase Price in connection with the transactions contemplated hereby.

                                  SCHEDULE 5.1

Speedcell Corporation Common Stock (written off as worthless).

                                 SCHEDULE 5.1(a)

Seller is qualified to conduct business as a foreign corporation in the following jurisdictions:

Florida
Maryland
California
Spain
Brazil
Singapore
Shanghai
Canada

                                  SCHEDULE 5.5

Seller received a bridge loan in the initial principal amount of $200,000 on May 15, 2003.

                                SCHEDULE 5.12(b)

Trade Marks

SPEEDVIEW November 15, 2002 Registration #263946 United States
SPEEDVOICE June 1, 1998 Registration #2186017 United States
SPEEDCOM March 21, 2000 Registration #2330579 United States

Trade Names

SPEEDLAN
SPEEDWAVE

Licenses

Intellectual Property License Agreement between SRI International and Seller dated January 10, 2001.

                                SCHEDULE 5.12(i)

Trade Marks

SPEEDVIEW November 15, 2002 Registration #263946 United States
SPEEDVOICE June 1, 1998 Registration #2186017 United States
SPEEDCOM March 21, 2000 Registration #2330579 United States

Trade Names

SPEEDLAN
SPEEDWAVE

Licenses

Intellectual Property License Agreement between SRI International and Seller dated January 10, 2001.

                                  SCHEDULE 5.13

Warrant No. W-1 to Purchase 146,667 Shares of Common Stock issued to S.A.C. Capital Associates, LLC.
Warrant No. W-2 to Purchase 73,333 Shares of Common Stock issued to SDS Merchant Fund, L.P.
Warrant No. W-3 to Purchase 220,000 Shares of Common Stock issued to Oscar Private Equity Investments, L.P.
Warrant No. W-4 to Purchase 73,333 Shares of Common Stock issued to Bruce Sanguinetti.
Purchase Agreement, dated August 23, 2001, by and among Seller and Purchasers, as defined.
Registration Rights Agreement dated August 23, 2001, by and among Seller and Purchasers, as defined.
Form of Series A Warrant of Seller dated August 23, 2001.
Form of Series B Warrant of Seller dated August 23, 2001.
Settlement Agreement between Seller and I.W. Miller Group, Inc. dated June 25, 2001.
Secured Promissory Note dated April 26, 2002 between Seller and DMG Legacy Fund, LLC.
Secured Promissory Note dated May 7, 2002 between Seller and DMG Legacy Fund,
LLC.
Secured Promissory Note dated April 26, 2002 between Seller and DMG Legacy Institutional Fund LLC.
Secured Promissory Note dated May 7, 2002 between Seller and DMG Legacy Institutional Fund LLC.
Secured Promissory Note dated April 26, 2002 between Seller and DMG Legacy International LTD.
Secured Promissory Note dated May 7, 2002 between Seller and DMG Legacy International LTD.
Letter Loan Agreement dated April 26, 2002.
Security Agreement dated April 26, 2002.
Letter Agreement dated April 26, 2002.
Agreement to Vote Shares dated April 26, 2002.
Secured Promissory Note dated June 10, 2002 between Seller and SDS Merchant Fund, L.P.
Secured Promissory Note dated June 11, 2002 between Seller and SDS Merchant Fund, L.P.
Secured Promissory Note dated June 12, 2002 between Seller and SDS Merchant Fund, L.P.
Secured Promissory Note dated June 25, 2002 between Seller and DMG International LTD.
Secured Promissory Note dated June 25, 2002 between Seller and DMG Legacy Fund LLC.
Secured Promissory Note dated June 25, 2002 between Seller and DMG Legacy Institutional Fund LLC.
Letter Loan Agreement dated June 10, 2002.
Security Agreement dated June 10, 2002.
Secured Promissory Note dated August 8, 2002 between Seller and DMG Legacy Fund LLC.
Secured Promissory Note dated August 8, 2002 between Seller and DMG International LTD.
Secured Promissory Note dated August 8, 2002 between Seller and DMG Legacy Institutional Fund LLC.
Letter Loan Agreement dated August 8, 2002.
Security Agreement dated August 8, 2002.
Secured Promissory Note dated September 18, 2002 between Seller and DMG Legacy Fund LLC.
Secured Promissory Note dated September 18, 2002 between Seller and DMG International LTD.
Secured Promissory Note dated September 18, 2002 between Seller and DMG Legacy Institutional Fund LLC.
Letter Loan Agreement dated September 18, 2002.
Security Agreement dated September 18, 2002.
Secured Promissory Note dated November 11, 2002 between Seller and DMG Legacy Fund LLC.
Secured Promissory Note dated November 11, 2002 between Seller and DMG International LTD.
Secured Promissory Note dated November 11, 2002 between Seller and DMG Legacy Institutional Fund LLC.
Letter Loan Agreement dated November 11, 2002.
Security Agreement dated November 11, 2002.
Secured Promissory Note dated December 24, 2002 between Seller and DMG Legacy Fund LLC.
Secured Promissory Note dated December 24, 2002 between Seller and DMG International LTD.
Secured Promissory Note dated December 24, 2002 between Seller and DMG Legacy Institutional Fund LLC.
Letter Loan Agreement dated December 24, 2002.
Security Agreement dated December 24, 2002.

Secured Promissory Note dated January 31, 2003 between Seller and DMG Legacy Fund LLC.
Secured Promissory Note dated January 31, 2003 between Seller and DMG International LTD.
Secured Promissory Note dated January 31, 2003 between Seller and DMG Legacy Institutional Fund LLC.
Letter Loan Agreement dated January 31, 2003.
Security Agreement dated January 31, 2003.
Note Purchase Agreement dated March 26, 2003.
Convertible Promissory Note dated March 26, 2003.
Letter Loan Agreement dated April 14, 2003.
Security Agreement dated April 14, 2003.
Secured Promissory Note dated April 14, 2003 between Seller and SDS Merchant Fund L.P.
Letter Loan Agreement dated April 29, 2003.
Security Agreement dated April 29, 2003.
Secured Promissory Note dated April 29, 2003 between Seller and North Sound Legacy Institutional Fund LLC.
Secured Promissory Note dated April 29, 2003 between Seller and North Sound Legacy International LTD.

Severance Agreement between Seller and William Davis.
Severance Agreement between Seller and Bruce Sanguinetti. SPEEDCOM has received default notice.
Severance Agreement between Seller and Jay Wright.
SPEEDCOM has received default notice.
Employment Agreement between Seller and Patrick Pacifico
Employment Agreement between Seller and Sara Byrne
Employment Agreement between Seller and Philip Decker
Employment Memo between Seller and Drew Darby

Promissory Note between Seller and IW Miller
Promissory Note between Seller and Mark Boyce
Promissory Note between Seller and John von Harz

Capital Lease between Seller and Telogy
Capital Lease between Seller and American PackagingCapital
Capital Lease between Seller and Graybar

Rental Lease Agreement between Seller and Lakewood Ranch, as amended Rental Lease Agreement between Seller and Charles Young
Rental Lease Agreements for the Brazil, Shanghai and Singapore offices (one year lease terms)

Operating Lease Agreement between Seller and GE Capital
Operating Lease Agreement between Seller and Dell Computers
Operating Lease Agreement between Seller and De Lage
Operating Lease Agreement between Seller and J&J Leasing

Penalty on late registration of S-3 to the preferred investors $163,970

                                SCHEDULE 5.15(d)

Employment Agreement between Seller and Patrick Pacifico
Employment Agreement between Seller and Sara Byrne
Employment Agreement between Seller and Philip Decker
Employment Memo between Seller and Drew Darby

                                  SCHEDULE 5.16

Seller's 401(k) Plan

Seller's 1998 Employee Stock Option Plan
Seller's 2000 Employee Stock Option Plan

Severance Agreement between Seller and William Davis.
Severance Agreement between Seller and Bruce Sanguinetti
Severance Agreement between Seller and Jay Wright
Employment Agreement between Seller and Patrick Pacifico
Employment Agreement between Seller and Sara Byrne
Employment Agreement between Seller and Philip Decker
Employment Memo between Seller and Drew Darby

                                  SCHEDULE 5.17

In connection with the transactions contemplated herein, H.C. Wainwright will receive a fee of $150,000. In connection with H.C. Wainwright's services in connection with the conversion of the SDS loans to equity, H.C. Wainwright will receive an additional fee of $150,000. Such fees shall be payable in stock of the Seller.

                                  SCHEDULE 5.22

Backlog as of 5/28/03 is $22,257 that will not ship in May because of inventory lead-time issues.

                                  SCHEDULE 5.24

Raw Materials                    $  662,311
Finished Goods                      576,155
                                 ----------
Gross                            $1,238,466

Standard Reserve                 $   83,353
Reserve for Nonuse in 3 Months       30,104
                                 ----------
Net                              $1,185,217

Note that these numbers are subject to adjustment based on purchases and sales made between the date that this schedule was prepared and the Closing Date, as well as adjustments to the obsolescence reserves.

                                  SCHEDULE 5.25

Seller has furnished to Purchaser an aging of its Accounts Receivable and Accounts Payable as of various dates and can request an updated aging at any time (last aging date given 5/28/03). There are numerous instances where Seller has not been paid within terms or has not paid within terms as can be observed from these agings.

Receivables relate to products that can be returned by customers, but Seller has an established reserve for such returns that is evaluated every quarter. As of March 31, 2003, Seller believes this reserve was adequate. Bad debt is always possible as well, but Seller has an established reserve for payment refusals that is evaluated every quarter. As of March 31, 2003, Seller believes this reserve was adequate.

Seller does accept deposits and prepayments both for maintenance contracts that extend over a period of time and for shipments yet to be made.

                                  SCHEDULE 6.3

To be determined prior to Closing.

                                  EXHIBIT 6.10

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                 EXHIBIT 7.2(a)

                              FORM OF BILL OF SALE

                                 EXHIBIT 7.2(b)

                         FORM OF ASSIGNMENT OF CONTRACTS

                                 EXHIBIT 7.2(c)

                   FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of September __, 2003 (the "Amendment"), is entered into by and between P-Com, Inc., a Delaware corporation (the "Company"), and SPEEDCOM Wireless Corporation, a Delaware corporation ("SPEEDCOM").

         WHEREAS, the Company and SPEEDCOM are parties to that certain Asset Purchase Agreement, dated as of June 16, 2003 (the "Asset Purchase Agreement"), under which the Company agreed to purchase substantially all of the assets of SPEEDCOM and to assume certain liabilities of SPEEDCOM;

         WHEREAS,   the   consideration  for  the  asset  purchase  consists  of
67,500,000 shares of Common Stock of the Company, such number of shares subject to adjustment;

         WHEREAS, certain covenants to closing in the Asset Purchase Agreement require that all of the principal and accrued but unpaid interest on the Company's 7% Convertible Subordinated Notes due 2005 (the "Notes") shall have converted into shares of Common Stock of the Company at a conversion price of at least $.20 per share of Common Stock;

         WHEREAS, certain covenants to closing in the Asset Purchase Agreement require that the Company shall have consummated an equity financing transaction generating at least $5,000,000 in net proceeds to the Purchaser ("Qualified Financing").

         WHEREAS, certain covenants to closing in the Asset Purchase Agreement require that the Company shall have converted certain promissory notes into share of Common Stock of the Company in accordance with the terms of such promissory notes;

         WHEREAS, the Parties desire to amend the Asset Purchase Agreement as set forth below.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used but not defined herein shall have the same meanings given to such terms in the Asset Purchase Agreement.

         2. AMENDMENT TO SECTION 3.2. Section 3.2 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "PAYMENT OF PURCHASE PRICE. The purchase price ("Purchase Price") to be paid or payable by Purchaser to Seller shall consist of Sixty-Seven Million, Five Hundred Thousand (67,500,000) shares of Purchaser's common stock, par value $.0001 per share (the "Common Stock"). The shares of Common Stock issuable in payment of the Purchase Price are herein sometimes referred to as the "Securities."

         3. DELETION OF SCHEDULE 3.2. Schedule 3.2 of the Asset Purchase Agreement is hereby deleted.

         4. AMENDMENT TO SECTION 8.1(H). Section 8.1(h) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "NOTE CONVERSION. All principal and accrued but unpaid interest on the Purchaser's 7% Convertible Subordinated Notes due 2005 (the "Notes") shall have converted into shares of Series B Convertible Preferred Stock of the Purchaser. Each share of Series B Convertible Preferred Stock is convertible into a number of shares of P-Com Common Stock equal to the stated value of the Series B Convertible Preferred Stock divided by at least $0.20 ("Note Conversion Price")."

         5. AMENDMENT TO SECTION 8.2(I). Section 8.2(i) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "NOTE CONVERSION. The Notes shall have converted into Series B Convertible Preferred Stock of the Purchaser at the Note Conversion Price."

         6. AMENDMENT TO SECTION 8.1(F). Section 8.1(f) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "QUALIFIED FINANCING. The Purchaser shall have consummated an equity financing transaction generating at least $5,000,000 in gross proceeds to the Purchaser ("Qualified Financing")."

         7. AMENDMENT TO SECTION 8.1(I). Section 8.1(i) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "BRIDGE NOTE CONVERSION. Purchaser shall have converted each of its promissory notes totaling $1,500,000 issued on March 26, 2003, $300,000 issued on May 28, 2003 and $900,000 issued on August 5, 2003, into shares of equity securities of the Purchaser (collectively, the "Bridge Notes"), in accordance with the terms of such Bridge Notes."

         8. AMENDMENT TO SECTION 8.2(J). Section 8.1(j) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "BRIDGE NOTE CONVERSION. The Bridge Notes shall have converted into equity securities of the Purchase in accordance with their terms."

         9. EFFECT. Except as and to the extent amended by this Amendment, the Asset Purchase Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Asset Purchase Agreement to be duly executed, all as of the date first above written.

                                       P-COM, INC.


                                       By: /S/ DANIEL W. RUMSEY
                                       Printed Name: Daniel W. Rumsey
                                       Title: Vice President and Interim CFO



                                       SPEEDCOM Wireless Corporation

                                       By: /S/ MARK SCHAFTLEIN
                                       Printed Name: Mark Schaftlein
                                       Title: Chief Financial Officer